UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2015

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2015, Mitcham Industries, Inc. (the "Company") and HSBC Bank USA, N.A. ("HSBC") entered into an amendment (the "Third Amendment") to the Company's existing credit agreement (the "Credit Agreement") with HSBC. Pursuant to the terms of the Third Amendment (a) the maturity of the Credit Agreement was extended to August 31, 2017 from August 2, 2016; (b) the maximum amount available under the Credit Agreement was reduced to $40.0 million from $50.0 million and (c) the definition of Adjusted EBITDA was amended to exclude up to $1.8 million of charges related to the termination of the employment agreement of the Company’s late President and Chief Executive Officer. The Third Amendment also imposes certain restrictions on the use of proceeds of the Credit Agreement in countries subject to economic sanctions by the United States and other countries, including those imposed on Russia. Terms used in this Form 8-K and not defined herein have the meanings ascribed to them in the Third Amendment.

The descriptions of the Third Amendment set forth above do not purport to be complete statements of the parties’ rights under the amendment and are qualified in their entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, on December 7, 2015, the Company entered into an amendment to its Credit Agreement. The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
10.1 Third Amendment to Credit Agreement dated December 7, 2015 among Mitcham Industries, Inc. and HSBC Bank USA, N.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

December 10, 2015	By:	/s/ Robert P. Capps

Name: Robert P. Capps
Title: Co-Chief Executive Officer, Executive Vice President-Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement dated December 7, 2015 among Mitcham Industries, Inc. and HSBC Bank USA, N.A.